News Release from Titan International, Inc.         NYSE: TWI

FOR IMMEDIATE RELEASE

February 26, 2020

Contact:     Todd Shoot
SVP, Investor Relations / Treasurer        (217) 221-4416

TITAN INTERNATIONAL, INC. ANNOUNCES
EXTENSION OF DOMESTIC CREDIT FACILITY

QUINCY, Ill.— Titan International, Inc. (NYSE: TWI) today announced the completion of an amendment to its domestic credit facility. On February 25, 2021, the Company amended and extended the Credit and Security Agreement (the Agreement), dated as of February 17, 2017 (as amended), with agent BMO Harris Bank N.A. and other financial institutions with respect to its $125 million revolving credit facility (the Credit Facility). The amended Credit Facility was extended for one year with the new maturity occurring on February 16, 2023. The amount available to be borrowed under the amended Credit Facility was reduced to $100 million at the Company’s request to better align with the current borrowing base consisting of eligible accounts receivable and inventory balances at certain of its domestic subsidiaries. The amended Credit Facility can be expanded through an accordion provision within the Agreement by up to $50 million. The amended Agreement otherwise has terms substantially similar to those contained in the Agreement prior to the amendment.

“Extending the domestic credit facility was important for us to secure this available capacity to support the growth we are currently seeing within our business beyond 2021,” stated David Martin, Senior Vice President and Chief Financial Officer. “This transaction provides liquidity through February of 2023 and better aligns with other maturities around that time which we anticipate will provide us an opportunity to further address our needs within the capital structure at that time.”

Safe Harbor Statement: This press release contains forward-looking statements. These forward-looking statements are covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their

2701 SPRUCE STREET • QUINCY, ILLINOIS 62301 • (217) 228-6011

potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the effect of the COVID-19 pandemic on our operations and financial performance; the effect of a recession on the Company and its customers and suppliers; changes in the Company’s end-user markets into which the Company sells its products as a result of domestic and world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company’s competitors; the Company's ability to maintain satisfactory labor relations; unfavorable outcomes of legal proceedings; the Company's ability to comply with current or future regulations applicable to the Company's business and the industry in which it competes or any actions taken or orders issued by regulatory authorities; availability and price of raw materials; levels of operating efficiencies; the effects of the Company's indebtedness and its compliance with the terms thereof; changes in the interest rate environment and their effects on the Company's outstanding indebtedness; unfavorable product liability and warranty claims; actions of domestic and foreign governments, including the imposition of additional tariffs; geopolitical and economic uncertainties relating to the countries in which the Company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; results of investments; the effects of potential processes to explore various strategic transactions, including potential dispositions; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to our manufacturing facilities, including that any of our material facilities may become inoperable; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason, except as required by law.

About Titan: Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in Illinois, the company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.

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2701 SPRUCE STREET • QUINCY, ILLINOIS 62301 • (217) 228-6011